                     TABLE OF CONTENTS

                                                     Page

EXHIBIT 99.2
                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

--------------------------------------X
In re                                 :
                                      :        Chapter 11 Case Nos.
                                      :
RHYTHMS NETCONNECTIONS INC. ET AL.,   :        01- 14283 (BRL) through
                                      :        01- 14287 (BRL)
                                      :
                  Debtors.            :        (Jointly Administered)
                                      :
--------------------------------------X





                      DEBTORS' AMENDED DISCLOSURE STATEMENT
                 PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE



                                            WEIL, GOTSHAL & MANGES LLP
                                            767 FIFTH AVENUE
                                            NEW YORK, NEW YORK  10153
                                            (212) 310-8000


                                            BROWNSTEIN HYATT & FARBER, P.C.
                                            410 17TH STREET, 22ND FLOOR
                                            DENVER, CO 80202
                                            (303) 223-1100

                                            ATTORNEYS FOR THE DEBTORS AND
                                            DEBTORS-IN-POSSESSION



DATED:    NEW YORK, NEW YORK
          JANUARY 7, 2002

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                    PAGE
I.       INTRODUCTION      1

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                    PAGE
   A.    Holders of Claims and Equity Interests Entitled to Vote       2
   B.    Voting Procedures 3
   C.    Confirmation Hearing       4
II.      OVERVIEW OF THE PLAN       5
III.     GENERAL INFORMATION        6
   A.    Description and History of Business 6
      1. The Debtors       6
      2. Debtors' Prepetition Business Operations    6
      3. Market Information         7
      4. Significant Indebtedness and Other Obligations       7
   B.    Significant Events Leading to Commencement of the
         Chapter 11 Cases       8
   C.    Events During the Chapter 11 Cases 10
      1. Administration of the Chapter 11 Cases.     10
      2. Appointment of the Committee.      10
      3. The Sale of the Debtors' Network and the Wind-Down of
         Operations        11
      4. Assumption of Employment Agreements; Postpetition
      Employment Agreements and Matters Relating to the
      Wind-Down of the Estates  12
   D.    Bar Date and Claims Process        13
      1. Schedules and Statements   13
      2. Bar Date and Administrative Bar Date        13
   E.    Pending Litigation and Other Legal Proceedings       14
IV.      THE PLAN OF LIQUIDATION    14
   A.    Classification and Treatment of Claims and Equity Interests   15
      1. Administrative Expense Claims      15
      2. Compensation and Reimbursement Claims       15
      3. Priority Tax Claims        16
      4. Class 1 - Other Priority Claims    16
      5. Class 2 - Other Secured Claims     17
      6. Class 3 - Secured Senior Notes Claims       17
      7. Class 4 - General Unsecured Claims 18
      8. Class 5 - Senior Notes Securities Litigation Claims  19
      9. Class 6A - Preferred Stock Equity Interests 20
      10.         Class 6B - Preferred Stock Securities Litigation
                             Claims     20
      11.         Class 7A - Common Stock Equity Interests    21
      12.         Class 7B - Common Stock Securities Litigation Claims 21
   B.    Method of Distributions Under the Plan      22
   C.    Timing of Distributions Under the Plan      23
      1. Distributions on the Effective Date 23
      2. Subsequent Distributions   23
   D.    Treatment of Executory Contracts and Unexpired Leases;
   Bar Date for Rejection of Such Contracts and Leases         24
   E.    Substantive Consolidation of the Debtors    24
   F.    Provisions for Treatment of Disputed Claims 25

                                     iii

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                    PAGE

   G.    Conditions Precedent to Effectiveness of the Plan    27
   H.    Implementation and Effect of Confirmation of the Plan;
   Injunctions     27
   I.    Certain Causes of Action Extinguished       28
   J.    Summary of Other Provisions of the Plan     29
      1. Retiree Benefits  29
      2. Modification of the Plan   29
      3. Cancellation of Existing Securities and Agreements   29
      4. Cancellation of Senior Notes       30
      5. Revocation or Withdrawal of the Plan        30
      6. Dissolution of Committee   30
      7. Claims Preserved  30
      8. Effectuating Documents and Further Transactions      31
      9. Corporate Action  31
      10.         Exculpation       31
      11.         Setoffs  31
      12.         Fees and Expenses of the Senior Notes Indenture
                  Trustee    32
      13.         Post-Confirmation Date Fees and Expenses    32
V.       CONFIRMATION AND CONSUMMATION PROCEDURE     32
   A.    Solicitation of Votes      32
   B.    The Confirmation Hearing   33
   C.    Confirmation      33
      1. Acceptance        34
      2. Unfair Discrimination and Fair and Equitable Tests   34
      3. Feasibility       35
      4. Best Interests Test        35
   D.    Consummation      35
VI.      EXISTENCE, DISSOLUTION, AND MANAGEMENT OF THE DEBTORS         36
VII.     CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN  37
   A.    Consequences to Holders of Allowed Secured Senior Notes and General Unsecured Claims    37
      1. Gain or Loss      37
      2. Distributions in Discharge of Accrued but Unpaid Interest     38
      3. Information Reporting and Withholding       38
   B.    Consequences to the Debtors        38
VIII.    ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN     39
   A.    Liquidation Under Chapter 7        39
   B.    Alternative Chapter 11 Plan        39
   C.    Certain Risk Factors       39
IX.      CONCLUSION AND RECOMMENDATION      40

I. INTRODUCTION

         Rhythms NetConnections Inc. ("Rhythms"), Rhythms Links Inc., Rhythms Links Inc. - Virginia, Rhythms Leasing Inc., and RCanada, Inc. (collectively the "Debtors") submit this Amended Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors' Amended Joint Plan of Liquidation Under Chapter 11 of the Bankruptcy Code, dated January 7, 2002, as the same may be amended (the "Plan"), filed by the Debtors with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for February 26, 2002, commencing at 10:00 a.m. Eastern Time. The Plan is a liquidating plan that provides for cash disbursements to creditors and equity holders in accordance with the priority scheme established by the Bankruptcy Code. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

         Attached as Exhibits to this Disclosure Statement are copies of the following documents:

o    The Plan (Exhibit A);

o    The Debtors' Liquidation Analysis (Exhibit B);

o Order of the Bankruptcy Court dated January 8, 2002 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit C); and

o Rhythms' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Exhibit D).

         In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims that are entitled to vote to accept or reject the Plan.

         On January 8, 2002, after notice and a hearing, the Bankruptcy Court entered the Disclosure Statement Order, approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

         The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

         A. HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected the Plan are entitled to vote to accept or reject a proposed plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Classes of claims or equity interests in which the holders of claims or equity interests will receive no recovery under a chapter 11 plan are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. For a detailed description of the treatment of Claims and Equity Interests under the Plan, SEE Section IV of the Disclosure Statement.

         Classes 3 (Secured Senior Notes Claims) and 4 (General Unsecured Claims) of the Plan are impaired and, to the extent Claims in such Classes are Allowed Claims, the holders of such Claims will receive distributions under the Plan. As a result, holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 5, 6A, 6B, 7A and 7B consisting of Senior Notes Securities Litigation Claims, Preferred Stock Equity Interests, Preferred Stock Securities Litigation Claims, Common Stock Equity Interests and Common Stock Securities Litigation Claims, respectively, are not expected to receive any distributions under the Plan (although entitled to receive distributions if Classes 3 and 4 are fully satisfied). As a result, holders of Claims and Equity Interests in those Classes are deemed to have rejected the Plan. Classes 1 and 2 of the Plan are unimpaired. As a result, holders of Claims in those Classes are conclusively presumed to have accepted the Plan.

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Thus, acceptance of the Plan by Classes 3 or 4 will occur only if at least two-thirds in dollar amount and a majority in number of the holders of such Claims in either Class that cast their Ballots vote in favor of acceptance. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. For a more detailed description of the requirements for confirmation of the Plan, SEE Section V of the Disclosure Statement.

         If the Classes of Claims entitled to vote on the Plan reject the Plan, the Debtors reserve the right to amend the Plan or request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code or both.
Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, SEE
Section V.C.2. of the Disclosure Statement.

         With respect to those Classes of Claims and Equity Interests that are deemed to have rejected the Plan (I.E., Class 5 (Senior Notes Securities Litigation Claims), Class 6A (Preferred Equity Interests), Class 6B (Preferred Stock Securities Litigation Claims), Class 7A (Common Stock Equity Interests) and Class 7B (Common Stock Securities Litigation Claims)) the Debtors will request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code.

         B. VOTING PROCEDURES

         If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots, which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                  For General Unsecured Claims other than Senior Notes Claims:

                                    Rhythms NetConnections Inc.
                                    c/o Bankruptcy Services LLC
                                    70 East 55th Street
                                    New York, New York 10022

                  For Senior Notes Claims:

                                    Rhythms NetConnections Inc.
                                    c/o Innisfree M&A Incorporated
                                    501 Madison Avenue, 20th Floor
                                    New York, New York 10022

         DO NOT RETURN ANY NOTES OR SECURITIES WITH YOUR BALLOT.

         TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY NO LATER THAN 4:00 P.M., EASTERN TIME, ON February 18, 2002. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

         Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtors as unliquidated, disputed or contingent and for which no proof of claim has been filed is not entitled to vote unless the holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan.

         Pursuant to the Disclosure Statement Order, the Bankruptcy Court set January 8, 2002 as the record date for voting on the Plan. Accordingly, only holders of record as of January 8, 2002 that otherwise are entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

         If you are a holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Kathy Gerber of Bankruptcy Services LLC at
(212) 376-8494 for General Unsecured Claims other than Senior Notes Claims and Jane Sullivan of Innisfree M&A Incorporated at (877) 750-2689 for Senior Notes Claims.

         C. CONFIRMATION HEARING

         Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on February 26, 2002, commencing at 10:00 a.m. Eastern Time, before the Honorable Burton R. Lifland, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before February 21, 2002 at 4:00 p.m., Eastern Time, in the manner described below in Section V.B. of the Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN.

         FOR THE CONVENIENCE OF HOLDERS OF CLAIMS ENTITLED TO VOTE, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER FULLY THE RISK FACTORS SET FORTH IN
SECTION VIII.C. OF THIS DISCLOSURE STATEMENT BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

         SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

         THE DEBTORS BELIEVE THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR CREDITORS AND ALL PARTIES IN INTEREST.


II. OVERVIEW OF THE PLAN

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan:

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                  OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN


---------- ------------------------- --------------------------------------------------- ------------ ---------------
                                                                                         Estimated    Status
CLASS      DESCRIPTION               TREATMENT UNDER THE PLAN                            Recovery
-----      -----------               ------------------------
---------- ------------------------- --------------------------------------------------- ------------ ---------------
--         Administrative   Expense  Paid in full, in Cash,  or in accordance  with the  100%         Unimpaired
           Claims                    terms   and   conditions   of    transactions   or
                                     agreements,  except to the extent  already paid or
                                     the holder agrees to different treatment
---------- ------------------------- --------------------------------------------------- ------------ ---------------
--         Priority Tax Claims       Paid  in  full,  in  Cash,  except  to the  extent  100%         Unimpaired
                                     already  paid or the  holder  agrees to  different
                                     treatment.
---------- ------------------------- --------------------------------------------------- ------------ ---------------
1          Other Priority Claims     Paid  in  full,  in  Cash,  except  to the  extent  100%         Unimpaired
                                     already  paid or the  holder  agrees to  different
                                     treatment.
---------- ------------------------- --------------------------------------------------- ------------ ---------------
2          Other Secured Claims      Except to the  extent  already  paid or the holder  100%         Unimpaired
                                     agrees to  different  treatment,  each holder will
                                     receive (i) the  Collateral  securing such Allowed
                                     Claim or (ii) Cash in an  amount  equal to the net
                                     proceeds  realized  from  such  Collateral  to the
                                     extent that it has been or will be  liquidated  or
                                     otherwise  disposed  of by  the  Debtors  together
                                     with any  interest  on such  Other  Secured  Claim
                                     required to be paid pursuant to section  506(b) of
                                     the Bankruptcy Code.
---------- ------------------------- --------------------------------------------------- ------------ ---------------
3         Secured    Senior   Notes Distribution of its Pro Rata Share of the Secured   17.9%        Impaired
          Claims                    Senior Notes Interest Escrow Account, and together
                                    with the holders of general unsecured claims,
                                    distribution of its Pro Rata Share of Available
                                    Cash
---------- ------------------------- --------------------------------------------------- ------------ ---------------
4         General Unsecured Claims  Together with the Senior Notes  Deficiency  Claims, 11.4%        Impaired
                                    its Pro Rata Share of Available Cash.
---------- ------------------------- --------------------------------------------------- ------------ ---------------
5         Senior  Notes  Securities Distribution in accordance with relative  priority. 0%           Impaired/
          Litigation Claims         (No distribution is anticipated.)                                Deemed       to
                                                                                                     Reject
---------- ------------------------- --------------------------------------------------- ------------ ---------------
6A        Preferred          Equity Distribution    in    accordance    with   relative 0%           Impaired/
          Interests                 priority.  (No distribution is anticipated.)                     Deemed       to
                                                                                                     Reject

---------- ------------------------- --------------------------------------------------- ------------ ---------------
6B        Preferred           Stock Distribution in accordance with relative  priority. 0%           Impaired/
          Securities     Litigation (No distribution is anticipated.)                                Deemed       to
          Claims                                                                                     Reject
---------- ------------------------- --------------------------------------------------- ------------ ---------------
7A        Common    Stock    Equity Distribution    in    accordance    with   relative 0%           Impaired/
          Interests                 priority.  (No distribution is anticipated.)                     Deemed       to
                                                                                                     Reject
---------- ------------------------- --------------------------------------------------- ------------ ---------------
7B        Common  Stock  Securities Distribution in accordance with relative  priority. 0%           Impaired/
          Litigation Claims         (No distribution is anticipated.)                                Deemed       to
                                                                                                     Reject
---------- ------------------------- --------------------------------------------------- ------------ ---------------

III. GENERAL INFORMATION

         A. DESCRIPTION AND HISTORY OF BUSINESS

                  1. THE DEBTORS

         The Debtors operate their business through a group of affiliated entities. The Debtors in these Chapter 11 Cases are:

                  Rhythms NetConnections Inc., a Delaware corporation Rhythms Links Inc, a Delaware corporation
                  Rhythms Links Inc. -- Virginia, a Virginia corporation Rhythms Leasing Inc., a Nevada corporation
                  RCanada, Inc., a Delaware corporation

                  Rhythms NetConnections Inc. directly owns 100% of the outstanding shares of common stock of the other Debtors.

                  2. DEBTORS' PREPETITION BUSINESS OPERATIONS

         Prior to the commencement of the Chapter 11 Cases, the Debtors were engaged in the provision of broadband local access communication services to business and residential consumers. The Debtors' services included high-speed, "always on" connections to the Internet and to private networks. The Debtors also offered a suite of network features and applications including value added Internet services. The Debtors used multiple Digital Subscriber Line ("DSL") technologies to provide data transfer rates ranging from 128 kbps to 7.1 Mbps delivering data to the user and from 128 kbps to 1.5 Mbps receiving data from the user. For customers that subscribed at the 7.1 Mbps rate, the Debtors' network provided data speeds to the user up to 125 times the speed of the fastest dial-up modem and over 55 times the speed of integrated services digital network ("ISDN") lines.

                  The Debtors' customers included Internet Service Providers ("ISPs"), telecommunications carriers and broadband communication services resellers, referred to as broadband service providers. The Debtors' ISP broadband service provider customers included MCI WorldCom, AT&T, Qwest, Intermedia Communications, UUNET, Microsoft Network, SAVVIS Communications, Megapath, Direct TV Broadband (f/k/a Telocity) and Speakeasy. The Debtors' enterprise customers included Cisco, Ford Motor Company, Motorola and Hewlett Packard among others. The Debtors also had certain strategic relationships with MCI WorldCom, Microsoft, Qwest and Cisco.

                  The Debtors DSL network had approximately 1,850 built or operational collocation sites in incumbent carrier central offices with approximately 67,000 lines installed in homes and businesses as of December 31, 2000. As of December 31, 2000, the Debtors offered services in more than 60 markets in the United States, representing 97 of the largest metropolitan statistical areas and had approximately 67,000 DSL lines in service.

                  3. MARKET INFORMATION

         As of September 30, 2001, Rhythms had issued and outstanding 79,750,254 shares of common stock. Prior to May 29, 2001, Rhythms' common stock was listed on NASDAQ under the symbol RTHM. As of May 30, 2001, Rhythms' common stock traded in the over-the-counter market on the OTC Bulletin Board under the symbol RTHMOB until it was delisted on September 24, 2001. As of or about September 25, 2001, Rhythms' common stock continues to trade in the "pink sheets." The following table sets forth, for the periods indicated, the high and low closing daily bid prices per share of Rhythms' common stock as quoted by the Nasdaq National Market.



------------------------- ----------------------------- -------------------------- --------------------------
                                                        High                       Low
------------------------- ----------------------------- -------------------------- --------------------------
FYE 2000                  Fourth Quarter 2000           $6.44                      $0.69
------------------------- ----------------------------- -------------------------- --------------------------
                          Third Quarter 2000            $17.38                     $6.50
------------------------- ----------------------------- -------------------------- --------------------------
                          Second Quarter 2000           $33.00                     $12.44
------------------------- ----------------------------- -------------------------- --------------------------
                          First Quarter 2000            $48.88                     $26.69
------------------------- ----------------------------- -------------------------- --------------------------
FYE 1999                  Fourth Quarter 1999           $45.50                     $26.69
------------------------- ----------------------------- -------------------------- --------------------------
                          Third Quarter 1999            $68.94                     $30.00
------------------------- ----------------------------- -------------------------- --------------------------
                          Second Quarter 1999           $93.13                     $45.25
                          (April 1, 1999  through June
                          30, 1999)
------------------------- ----------------------------- -------------------------- --------------------------

                  In addition to common stock, Rhythms has two series of preferred stock outstanding. Series E Preferred Stock, with an aggregated stated value of $250 million, is held by affiliates of Hicks, Muse, Tate & Furst Incorporated. Series F Preferred Stock, with an aggregated stated value of $300 million, is publicly held by numerous holders.

                  4. SIGNIFICANT INDEBTEDNESS AND OTHER OBLIGATIONS

         The primary long-term debt obligations of the Debtors arise under three issues of notes, which aggregate $915 million principal amount at maturity. On or about May 5, 1998, Rhythms issued 13-1/2% Senior Discount Notes due 2008, in the aggregate principal amount at maturity of $290 million.(1) On or about April 23, 1999, Rhythms issued 12-3/4% Senior Notes due 2009, in the aggregate principal amount of $325 million. On or about February 23, 2000, Rhythms issued 14% Senior Notes due 2010, in the aggregate principal amount of $300 million. The 12-3/4% Senior Notes and the 13-1/2% Senior Discount Notes are secured by an interest reserve account (to the extent set forth in the pledge escrow agreement related thereto), which holds in excess of $41,166,000 in cash. Prior to the Commencement Date, the Debtors were not in default with respect to any of the Notes. The Debtors have no indebtedness senior to the Senior Notes.

                  Prior to the Commencement Date, the Debtors were obligated under certain equipment leases with Cisco Capital Corporation, Cisco Systems, Inc. and GATX Capital Corporation, which, prior to the Commencement Date, required monthly payments of $5.7 million in the aggregate.

         B. SIGNIFICANT EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

         The downturn in the economy, particularly in the telecommunications industry (as demonstrated by the bankruptcies of other telecommunications companies), negatively affected the Debtors. As with most telecommunications companies that have significant capital requirements, the Debtors did not possess a fully funded business plan and required an infusion of capital to reach cash flow break even. The capital markets had disappeared as a source of capital to fund this required infusion. After

--------
(1) The accreted principal amount of the 13 1/2% Discount Notes due 2008, as of May 15, 2001, was $223,320,300.

recognizing the changes in the capital markets, the Debtors undertook efforts to reduce the additional capital required to fund the business plan, and significantly reduced the necessary additional capital infusion. The Debtors sought an infusion of capital from one or more of the strategic and financial parties that had expressed an interest in the Debtors, but the lack of a firm commitment from an investor negatively affected the Debtors' business. Uncertainty around the Debtors' future prospects resulted in fewer customers placing orders for business with the Debtors.

         In March of 2001, the Debtors, together with their financial advisor, Lazard, Freres & Co., LLC began soliciting from numerous strategic and financial investors an investment that would enable the Debtors to fully implement their business plan and reorganize as a going concern. The fund-raising effort resulted in interest in the Debtors' business plan. Many strategic and financial investors signed confidentiality agreements with respect to an investment in the Debtors. The Debtors hoped that a commitment would be forthcoming in the near future that will enable them to reorganize.

         At the same time, the Debtors prepared for the fact that there were no assurances that an investor would step forward with a binding commitment. The Debtors proactively managed their losses when it became clear that the telecommunications industry was heading toward distress. As a telecommunications company which required substantial capital to build its network and implement its business plan, the Debtors had a substantial "burn rate," I.E., the Debtors incurred substantial cash losses on a daily basis. As the capital markets ceased to be a mechanism to provide capital to telecommunications companies, the Debtors promptly implemented operational restructurings in January and May 2001 in order to reduce the company's burn rate and to better position the company for long-term viability. These operational restructurings focused on a reduction in the number of central office locations from which the Debtors "collocate" the equipment that forms their network and a reduction in the employee work force by approximately 1,000 employees.

         In addition, the Debtors took significant steps to keep intact a management team necessary to engage in the reorganization and restructuring efforts designed to maximize stakeholder value. The Debtors faced significant challenges in keeping their management team intact. The decline in the telecommunications industry, the significant reductions in the employee workforce implemented by the Debtors to reduce the cash burn and the portability of the Debtors' talented management team all resulted in a steady loss of talent from the Debtors.

         This talent drain was exacerbated by provisions of Colorado's wage statute. Under the wage statute, Colo. Rev. Stat.Section.8-4-104, ET SEQ. (the "Colorado Wage Act") officers of a company have personal liability for employee related wages, bonuses and, potentially, severance. In addition, the leading case interpreting the Colorado Wage Act, LEONARD V. MCMORRIS, 106 F. Supp. 2d 1098 (D. Colo. 2000) holds that an officer remains personally liable for employee obligations even if a debtor-employer's obligation to pay such wages and bonuses is discharged in bankruptcy. Neither the statute nor MCMORRIS limits liability to senior officers. These legal requirements result in the difficult situation that officers of a corporation with employees in Colorado that decide to stay with the organization through the critical and difficult times leading up to a bankruptcy filing could be liable for the entire amount of the company's obligations to those employees.

         To stem widespread defections and ensure that a premature liquidation of the Debtors would not become inevitable, the Debtors implemented programs to retain key employees and ensure compliance with the Colorado Wage Act. These efforts included the formation of an employee retention plan in January 2001 and the segregation of funds into retention and severance trusts to help ensure the proper payment of those obligations, which were funded with $7.0 million and $7.4 million, respectively. Although not completely effective, these efforts helped stem the departure of key employees during the pre-chapter 11 period. The Debtors also entered into employment agreements with two key executives, Steve Stringer and J.W. Braukman III.

         Also in the spring of 2001, an ad hoc committee of the Debtors' noteholders was organized representing in excess of 72% of the Notes (the "Ad Hoc Committee"). The Debtors kept the Ad Hoc Committee, through its financial and legal advisors, apprised of the Debtors' prepetition restructuring efforts and reached an agreement (the "Voting Agreement") with the Ad Hoc Committee regarding a process for reorganizing or liquidating the Debtors and the sharing of proceeds realized therefrom. The Voting Agreement was executed by noteholders holding in excess of 68% of the Notes.

         Pursuant to the Voting Agreement, the Debtors agreed to commence the Chapter 11 Cases and to file a motion on the Commencement Date to establish a procedure to receive bids for (i) an investment necessary to accomplish a stand-alone reorganization of the Company, (ii) a sale of the Company or all or substantially all of the assets of the Company, or (iii) a sale of select assets of the Company. An auction for consideration of the foregoing bids was to occur no later than 45 days after the Commencement Date. Under the terms of the Voting Agreement, the Debtors would provide 31-day advance notice of termination of service to its customers on or before August 10, 2001, and would reduce their "cash burn rate" according to a schedule annexed to the Voting Agreement.

         The parties to the Voting Agreement agreed to exchange mutual releases, and, unless the Voting Agreement terminated, the noteholders agreed to share a portion of their recoveries with the Debtors' equity holders. The parties to the Voting Agreement also agreed to exchange mutual releases of certain parties and affiliates, and for the chapter 11 plan to provide for such releases.

         The Voting Agreement covered certain employment related matters. As noted, Rhythms had established a severance trust and an employee retention trust for the purpose of meeting its obligations to such employees. Under the terms of the Voting Agreement, the noteholders party thereto agreed to support such trusts. Such noteholders also agreed that the retention and severance obligations under the employment agreements of Steve Stringer and J.W. Braukman III would be, subject to court approval, assumed by the Debtors and would be administrative obligations, and that the Debtors would indemnify them for all liabilities under the Colorado Wage Act, provided that such indemnification rights first would be satisfied by distributions from the severance trust and the employee retention trust and second by an amount not to exceed $1.625 million.

         On June 20, 2001, Rhythms NetConnections Inc. and two GATX entities (GATX Capital Corporation and GATX Telecom Investors I, LLC) entered into settlement agreements under which equipment formerly leased by GATX to Rhythms was sold to Rhythms. The sale closed on June 26, 2001 for a total purchase price of approximately $18 million. Equipment formerly leased to Rhythms under Master Leases 1642, 1874 and 1876 was covered by the sale.

         C. EVENTS DURING THE CHAPTER 11 CASES

         On August 1, 2001, the Debtors commenced the Chapter 11 Cases in the Bankruptcy Court. The Debtors continue to operate their business and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

         The following is a brief description of certain major events that have occurred during the Chapter 11 Cases.

                  1. ADMINISTRATION OF THE CHAPTER 11 CASES

         The Debtors commenced their chapter 11 cases on August 1, 2001 in the United States Bankruptcy Court for the Southern District of New York. On August 2, 2001, the Bankruptcy Court entered certain orders designed to minimize the disruption of the Debtors' business and to facilitate either a prompt reorganization or an orderly wind-down of operations, including orders authorizing the Debtors to maintain their cash management system, to provide inter-company financing on a secured and superpriority administrative claim basis, and to pay prepetition wage and employee benefits to their employees.

                  2. APPOINTMENT OF THE COMMITTEE

         On August 6, 2001, the United States Trustee, pursuant to section 1102(a)(1) of the Bankruptcy Code, appointed a 9-member committee to represent the interests of unsecured creditors of the Debtors (the "Committee"). MCI Worldcom, Inc. resigned as members of the Committee, and Qwest Communications, Inc. was added to the Committee, but later resigned as well. As a result, the current members of, and the attorneys and financial advisors retained by, the Committee are set forth below:



-------------------------------------------------------------------------------------------------------------
                                             Committee Members
------------------------------------------------------- -----------------------------------------------------
Acquitania Partners                                     Fir Tree Partners
c/o Providence Capital                                  535 Fifth Avenue, 31st Floor
261 School Avenue, Suite 400                            New York, NY 10017
Excelsior, MN 55331                                     Attn:  David Sultan or Scott Henkin
Attn:  Tom Schmidt
------------------------------------------------------- -----------------------------------------------------
GATX Capital Corporation                                Morgan Stanley Investment Management
Four Embarcadero Center, 22nd Floor                     1 Tower Bridge
San Francisco, CA 94111                                 West Conshohocken, PA 19428
Attn:  Richard Schwalbe                                 Attn:  Deanna Loughnane
------------------------------------------------------- -----------------------------------------------------
State Street Bank & Trust Co. of Calif., N.A.           Viking Global Equities LP
2 Avenue De Lafayette                                   280 Park Avenue, 35th Floor
Boston, MA 02111                                        New York, NY 10017
Attn:  Robert C. Butzier                                Attn:  Brian T. Olson
------------------------------------------------------- -----------------------------------------------------
VGE III Portfolio Ltd.                                  Continental Casualty Company
280 Park Avenue, 35th Floor                             333 South Wabash Avenue, 23 South
New York, NY 10017                                      Chicago, IL 69685
Attn:  Brian T. Olson                                   Attn:  Marilou R. McGirr
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
                                         Committee's Professionals
------------------------------------------------------- -----------------------------------------------------
Milbank, Tweed, Hadley & McCloy, LLP                    Jefferies & Company, Inc.
1 Chase Manhattan Plaza                                 520 Madison Avenue, 12th Floor
New York, NY 10005-1413                                 New York, NY 10022
Attn:  Dennis F. Dunne, Esq.                            Attn:  Richard Nevins
------------------------------------------------------- -----------------------------------------------------


                  Since its formation, the Debtors have consulted with the Committee concerning the administration of the Chapter 11 Cases. The Debtors have kept the Committee informed with respect to their operations and have sought the concurrence of the Committee for actions and transactions outside of the ordinary course of the Debtors' business, including the transaction with MCI WorldCom Network Services, Inc. ("Worldcom").

                  3. THE SALE OF THE DEBTORS' NETWORK AND THE WIND-DOWN OF OPERATIONS


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



         The Debtors commenced the Chapter 11 Cases with the intention of effectuating a prompt reorganization or an orderly wind-down of their operations. On August 1, 2001, the Debtors filed a motion seeking, among other things, authorization to sell all or substantially all of their assets, approval of certain auction procedures (the "Auction Procedures"), and authorization to send a termination of service notice to their customers and to cease operations. On August 8, 2001, the Bankruptcy Court approved the Auction Procedures and authorized the Debtors to cease operations. On August 9, 2001, the Debtors notified their customers that the Debtors would terminate service to their customers on September 10, 2001 unless an acceptable going concern bid was received.

         As part of their efforts to restructure or to wind-down operations, the Debtors and their financial advisors engaged in an extensive marketing effort to obtain an investment to fund the Debtors' business plan or to sell the Debtors' network as a going concern. Despite these efforts, the Debtors did not receive a bid that met all of the conditions set forth in the Auction Procedures. However, the Debtors received and accepted a bid by WorldCom for the purchase of approximately 57% of the Debtors' network that was operational as of the Commencement Date. The Worldcom bid also provided for Worldcom to fund, on a limited recourse basis, the operation of the Debtors' network that Worldcom was interested in purchasing. On September 19, 2001, the Debtors filed a supplement to their sale motion and sought approval of the proposed transaction with Worldcom. The Bankruptcy Court approved the transaction with WorldCom on September 25, 2001.

         In connection with the transaction, the Debtors entered into stipulations with Cisco Systems Capital Corporation and Cisco Systems, Inc., GATX Corporation and GATX Telecom Investors II, LLC, and certain incumbent local exchange carriers ("ILECs"), which were approved by the Court on September 25, 2001, October 15, 2001 and October 23, 2001, respectively. The stipulations resolved certain issues relating to the Worldcom transaction and fixed the claims of those entities. At closing, the Debtors will pay from the purchase price under the asset purchase agreement, or cause Worldcom to pay, $7,000,000 in payment and full satisfaction of any pre-petition cure amounts due the ILECs prior to the assumption and assignment of their contracts to Worldcom. Moreover, any ILEC interconnection agreements or services that were being rejected and terminated, were deemed terminated effective on September 24, 2001 at 11:59 p.m. and any administrative claims arising from such terminated contracts were cutoff as of September 24, 2001.

         While the Debtors were engaged in the sales process, the Committee filed a motion on September 7, 2001 to require the Debtors to terminate service or for Rhythms NetConnections Inc. to cease funding the operating losses of its subsidiaries. Also on that date, the Federal Communications Commission (the "FCC") denied the emergency petition of certain of the Debtors to discontinue service. On September 10, 2001, the United States District Court for the Southern District of New York stayed proceedings on the Committee's motion pending a withdrawal of the reference to the District Court. As required by applicable law and the FCC, the Debtors continued operations until the FCC authorized the discontinuation of service effective September 24, 2001 at 12:01 a.m. After the FCC authorized the Debtors to terminate service, the District Court denied the Committee's motion as moot.

         As a result of delays caused by the FCC's efforts to cause the Debtors to continue operations and the World Trade Center tragedy, the Voting Agreement with the Ad Hoc Committee terminated.

         The Debtors entered into a sale agreement with Worldcom for substantially all of the assets of the Company on September 17, 2001. The transaction with Worldcom closed on December 3, 2001.

         4. ASSUMPTION OF EMPLOYMENT AGREEMENTS; POSTPETITION EMPLOYMENT AGREEMENTS AND MATTERS RELATING TO THE WIND-DOWN OF THE ESTATES

                  By motion dated August 1, 2001, the Debtors sought to assume their employment agreements with Steve Stringer, the Debtors' President, Chief Operating Officer, and Acting Chief Executive Officer, and J.W. Braukman III, the Debtors' Executive Vice President and Chief Financial Officer. In addition to the salary and bonuses set forth in their employment agreements, the employment agreements also provide that the Debtors will indemnify Messrs. Stringer and Braukman for liability under the Colorado Wage Act in an amount not to exceed the funds held by the Bank of Cherry Creek N.A. in trust to cover the Debtors' employee obligations plus $1.625 million. The Bankruptcy Court approved the Debtors' assumption of the employment agreements with these executives on August 9, 2001. The Debtors dismissed Mr. Stringer and Mr. Braukman on December 15, 2001.

                  Following the closing of the Worldcom transaction, the Debtors further reduced their workforce to a limited number of personnel who would remain in their employ for the purpose of winding-down the Debtors' estates. On or about December 15, 2001, Brian P. Farley was appointed as a director of each of the Debtors, and the Debtors' other directors resigned. The Debtors, in consultation with the Committee, agreed to enter into employment contracts with certain key employees so that they would remain in the Debtors' employment through June 30, 2002 to assist in the wind-down of the Debtors' estates. The Court approved the Debtors' entry into such employment contracts on December 27, 2001.

         D. BAR DATE AND CLAIMS PROCESS

                  1. SCHEDULES AND STATEMENTS

         On September 27, 2001, the Debtors filed their Statements of Financial Affairs and Schedules of Assets and Liabilities (collectively, as amended, the "Schedules").

                  2. BAR DATE AND ADMINISTRATIVE BAR DATE

         By order dated October 10, 2001 (the "Bar Date Order"), pursuant to Bankruptcy Rule 3003(c)(3), the Bankruptcy Court fixed November 26, 2001 (the "Bar Date") as the date by which proofs of claim were required to be filed in the Chapter 11 Cases, except as otherwise provided for in the Bar Date Order. In accordance with the Bar Date Order, on or about October 15, 2001, a proof of claim form, a notice regarding the scheduling of each Claim and a notice regarding the Bar Date and the Bar Date Order were mailed to all creditors listed on the Debtors' Schedules. A proof of claim form, a notice regarding the Bar Date and the Bar Date Order were also mailed, in accordance with the Bar Date Order, to, among others, the members of the Committee and all persons and entities requesting notice pursuant to Bankruptcy Rule 2002 as of the entry of the Bar Date Order. The Debtors have received approximately 935 proofs of claim and equity interest.

         By order dated January 3, 2002, the Bankruptcy Court fixed February 4, 2002 as the date by which proofs of claim relating to certain administrative expense claims are required to be filed in the Chapter 11 cases.

         E. PENDING LITIGATION AND OTHER LEGAL PROCEEDINGS

         In July and early August 2001, seven purported class action lawsuits were commenced in the Southern District of New York against Rhythms, certain present and former officers and directors of Rhythms, and certain underwriters who participated in Rhythms' initial public offering of common stock. These cases are entitled: JOHN MOSCATI v. RHYTHMS NETCONNECTIONS INC., ET AL., Index
No.: 01 CV 6128; STEPHEN GREENBERG v. RHYTHMS NETCONNECTIONS INC., ET AL., Index
No.: 01 CV 6267; MILTON PFEIFFER v. RHYTHMS NETCONNECTIONS INC., ET AL., Index
No.: 01 CV 6369; CHANG QING CAO v. RHYTHMS NETCONNECTIONS INC., ET AL., Index
No.: 01 CV 6399; FAIRLAND MANAGEMENT CORP. v. RHYTHMS NETCONNECTIONS INC., ET AL., Index No.: 01 CV 6684; DOUGLAS DYDO v. RHYTHMS NETCONNECTIONS INC., ET AL., Index No.: 01 CV 7084; and MELISSA PLUDO AND ELAINE RUBEL v. RHYTHMS NETCONNECTIONS INC., ET AL., Index No.: 01 CV 6536. One additional purported class action lawsuit, BRADLEY REICH v. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ET AL., Index No.: 01 CV 7375, commenced in the Southern District of New York after Rhythms filed its petition seeking bankruptcy protection, does not name as a defendant, Rhythms, but names as defendants certain of its officers and directors and certain underwriters who participated in Rhythms' initial public offering of common stock.

         In these actions, plaintiffs allege that Rhythms violated Section 11 of the Securities Act of 1933 and Section 10(b) of the Securities Exchange Act of 1934, in connection with its initial public offering of common stock, by filing a registration statement and prospectus with the Securities and Exchange Commission which contained material misrepresentations and/or omissions with respect to undisclosed (i) excessive fees and commissions allegedly charged by Rhythms' underwriters in connection with the allocation of shares of Rhythms' common stock and (ii) agreements between Rhythms' underwriters and their customers which were allegedly designed to inflate the market price of Rhythms after its initial public offering. In certain of these actions, plaintiffs also allege that Rhythms violated securities laws by disseminating a registration statement and prospectus in connection with a secondary offering of Rhythms' common stock which allegedly contained the same material misrepresentations and/or omissions as those purportedly contained in Rhythms' offering documents in its initial public offering.

         The purported class action suits against Rhythms and certain of its present and former officers and directors have been consolidated with approximately 800 other purported securities class actions involving approximately 180 issuer defendants and numerous other defendants (the "IPO Actions"). The IPO Actions have all been consolidated before Judge Shira A. Scheindlin in the Southern District of New York in an action entitled IN RE:
INITIAL PUBLIC OFFERING SECURITIES LITIGATION, Index No.: 21 MC 92.

IV. THE PLAN OF LIQUIDATION

         The Plan provides for the liquidation of the Debtors' assets and a distribution of the proceeds of such liquidation to the holders of Allowed Claims and Equity Interests. The Debtors believe that the liquidation pursuant to the Plan will provide holders of Allowed Claims a greater distribution than they would receive if the Chapter 11 Cases were converted to chapter 7 of the Bankruptcy Code.

         The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the provisions of the Plan.

         A. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

         The Plan classifies Claims and Equity Interests separately and provides different treatment for different Classes of Claims and Equity Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each Class, that holders of certain Claims will receive various amounts and types of consideration, thereby giving effect to the different rights of holders of Claims and Equity Interests in each Class.

                  1. ADMINISTRATIVE EXPENSE CLAIMS

         Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include all actual and necessary costs and expenses of preserving the estates of the Debtors, all actual and necessary costs and expenses of operating the business of the Debtors-in-Possession, any indebtedness or obligations incurred or assumed by the Debtors-in-Possession in connection with the conduct of their business, all cure amounts owed in respect of leases and contracts assumed by the Debtors-in-Possession, and all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, whether fixed before or after the Effective Date.

         Except as provided in the next sentence with respect to ordinary course obligations and in Section IV.A.2. of the Disclosure Statement with respect to professional compensation and reimbursement Claims and to the extent that any entity entitled to payment of any allowed Administrative Expense Claims agrees to less favorable treatment, Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date and the date that is ten (10) Business Days after such Administrative Expense Claim becomes an Allowed Claim pursuant to a final order of the Bankruptcy Court, or as soon after such date as is practicable. Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business by the Debtors-in-Possession (including, without limitation, amounts owed to vendors and suppliers that have sold goods or furnished services to the Debtors-in-Possession since the Commencement Date) will be assumed and paid by the Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. The Debtors estimate that Allowed Administrative Expense Claims payable on the Effective Date, exclusive of compensation and reimbursement of expenses payable to professionals retained in the Chapter 11 Cases, but inclusive of amounts payable in respect of reconciled cure payments under executory contracts and unexpired leases assumed pursuant to the Plan, will be approximately $7,000,000.

                  2. COMPENSATION AND REIMBURSEMENT CLAIMS

         Compensation and reimbursement Claims are Administrative Expense Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the "Compensation and Reimbursement Claims"). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The aggregate amount paid by the Debtors in respect of compensation for services rendered and reimbursement of expenses incurred by professionals (including professionals employed by the Debtors and the Committee) through October 30, 2001 is approximately $3,530,031.50. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

         Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other entities making a "substantial contribution" to a reorganization case and to attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other



                                       xviii
parties in interest may participate and object to the allowance of any claims for compensation and reimbursement of expenses.

         Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim will (a) file its final application for the allowance of compensation for services rendered and reimbursement of expenses incurred by no later than the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court
(i) on the date such Compensation and Reimbursement Claim becomes an Allowed Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of a Compensation and Reimbursement Claim and the Debtors.

                  3. PRIORITY TAX CLAIMS

         Priority Tax Claims are Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. The Debtors estimate that the amount of Allowed Priority Tax Claims will aggregate approximately $2,300,000.

         Pursuant to the Plan, except to the extent that any entity entitled to payment of any Allowed Priority Tax Claim agrees to less favorable treatment, the Disbursing Agent will pay to each holder of an Allowed Priority Tax Claim, on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable an amount in Cash equal to the Allowed amount of such Claim in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim.

                  4. CLASS 1 - OTHER PRIORITY CLAIMS

         Other Priority Claims are Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include Claims for (a) accrued employee compensation earned within 90 days prior to commencement of the Chapter 11 Cases to the extent of $4,650 per employee and (b) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (i) the number of employees covered by such plan multiplied by $4,650, less (ii) the aggregate amount paid to such employees from the estates for wages, salaries or commissions during the 90 days prior to the Commencement Date. The Debtors believe that all Other Priority Claims previously have been paid pursuant to an order of the Bankruptcy Court. Accordingly, the Debtors believe that there should be no Allowed Other Priority Claims.

         Pursuant to the Plan, except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, holders of Allowed Other Priority Claims, if any exist, will be paid on the later of the Effective Date and the date such Other Priority Claims become Allowed Claims, or as soon thereafter as is practicable, Cash in an amount equal to such Allowed Other Priority Claim in full and complete satisfaction, settlement and release of and in exchange for such holder's Allowed Other Priority Claim.

                  5. CLASS 2 - OTHER SECURED CLAIMS

         Other Secured Claims consist of all Secured Claims other than Secured Senior Notes Claims. Based upon the Debtors' Schedules and the proofs of claim filed in the Chapter 11 Cases, the Debtors believe that the Other Secured Claims include, among other Claims, Claims relating to mechanics' and materialmen's liens and claims, and contingent Claims for reimbursement obligations under letters of credit and cash management accounts.

         Pursuant to the Plan, except to the extent that a holder of an Allowed Other Secured Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Secured Claim will receive at the Debtors' option, on the Effective Date, or as soon thereafter as is reasonably practicable, (i) the Collateral securing such Allowed Claim or (ii) Cash in an amount equal to the net proceeds realized from such Collateral to the extent that it has been or will be liquidated or otherwise disposed of by the Debtors, in each case together with any interest on such Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction, settlement, and release of and in exchange for such holder's Allowed Other Secured Claim.

                  6. CLASS 3 - SECURED SENIOR NOTES CLAIMS

                  Secured Senior Notes Claims consist of the Claims (other than Senior Notes Securities Litigation Claims) of the holders of the 13 1/2% Senior Discount Notes due 2008 and the 12 3/4% Senior Notes due 2009 arising under (i) the Indenture, dated as of May 5, 1998, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 13 1/2% Senior Discount Notes due 2008, which are Allowed Claims in the amount of $229,600,264, and (ii) the Indenture, dated as of April 23, 1999, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 12 3/4% Senior Notes due 2009, which are Allowed Claims in the amount of $337,085,974. These Claims are secured by the Senior Notes Escrow Account. The Secured Senior Notes Escrow Account is an account established to secure the payment of Claims with respect to the 13 1/2% Senior Discount Notes due 2008 and the 12 3/4% Senior Notes due 2009 (but only to the extent that funds are held in such escrow account for the purpose of securing such payments pursuant to the express terms of that certain Pledge and Escrow Agreement, dated as of April 23, 1999, subject to all rights and defenses of the holders of the Secured Senior Notes).

                  Except to the extent that a holder of an Allowed Secured Senior Notes Claim agrees to a different treatment, each holder of an Allowed Senior Notes Secured Claim shall receive, (i) on the Effective Date, or as soon thereafter as is practicable, (a) the product of (1) the Secured Senior Notes Escrow Account and (2) the quotient of (x) its Allowed Secured Senior Notes Claim divided by (y) the aggregate amount of Allowed Secured Senior Notes Claims and (b) after satisfaction in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims, its Pro Rata Share of the product of Available Cash, and (ii) on each Subsequent Distribution Date, if any, and the Final Distribution Date, its Pro Rata Share of Available Cash, in full and complete satisfaction, settlement, and release of and in exchange for such holder's Secured Senior Notes Claim; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Secured Senior Notes Claims plus Postpetition Interest thereon.

         Accordingly, each holder of an Allowed Secured Senior Notes Claim will receive its proportion of the funds in the Secured Senior Notes Escrow Account determined with respect to the Class of Secured Senior Notes Claims. In addition, each such holder will receive a proportion of Available Cash determined with respect to the Secured Senior Notes Claims in excess of the funds received from the Secured Senior Notes Escrow Account and all General Unsecured Claims. Thus, to the extent of a deficiency between the Secured Senior Notes Escrow Account and the Secured Senior Notes Claims, the deficiency claims of the holders of Secured Senior Notes Claims will share pro rata with the holders of General Unsecured Claims.

                  7. CLASS 4 - GENERAL UNSECURED CLAIMS

         General Unsecured Claims consist of all Claims other than Secured Claims, Administrative Expense Claims, Priority Tax Claims and Other Priority Claims, and Secured Senior Notes Claims. General Unsecured Claims include, without limitation, (a) Claims (other than Senior Notes Securities Litigation Claims) of holders of the 14% Senior Notes due 2010 arising under the Indenture, dated as of February 23, 2000, by and between Rhythms and State Street Bank and Trust Company of California, N.A., as trustee, with respect to the 14% Senior Notes due 2010, which Claims are Allowed Claims in the aggregate amount of $319,250,000, (b) Claims arising from the rejection of leases of nonresidential real property and executory contracts, (c) Claims relating to personal injury, property damage, products liability, discrimination, employment or any other similar litigation claims asserted against any of the Debtors (the "Tort Claims"), (d) Claims relating to other prepetition litigation against the Debtors, and (e) Claims of the Debtors' trade vendors, suppliers and service providers.

         The aggregate amount of Claims (including General Unsecured Claims, Secured Claims, and Securities Litigation Claims), as reflected in proofs of claim filed by holders of General Unsecured Claims or, in the event no proof of claim was filed, in the Debtors' Schedules is approximately $2.8 billion. For purposes of the Plan, through the substantive consolidation of the Debtors, Claims against multiple Debtors are treated as one Claim against the consolidated Debtors and guarantee Claims are eliminated. SEE Section IV.E. The Debtors estimate that the amount of Allowed General Unsecured Claims and deficiency claims relating to the Secured Senior Notes will aggregate approximately $1,004,690,000. The ultimate resolution of General Unsecured Claims could result in Allowed General Unsecured Claims in amounts less than or greater than those estimated by the Debtors for purposes of this Disclosure Statement.

         Pursuant to the Plan, except to the extent that a holder of an Allowed General Unsecured Claim agrees to a different treatment, each holder of an Allowed General Unsecured Claim shall receive (i) on the Effective Date, or as soon thereafter as is reasonably practicable, after satisfaction in full of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims, its Pro Rata Share of the Available Cash, and (ii) on each Subsequent Distribution Date, if any, and the Final Distribution Date, its Pro Rata Share of the Available Cash, in full and complete satisfaction, settlement, and release of and in exchange for such holder's General Unsecured Claim; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed General Unsecured Claims plus Postpetition Interest thereon. To the extent of a deficiency between the Secured Senior Notes Escrow Account and the Secured Senior Notes Claims, holders of General Unsecured Claims will share pro rata with the holders of the Secured Senior Notes Claims to the extent of such deficiency.

         Distributions under the Plan will be made only to Allowed Claims. If a portion of a General Unsecured Claim is in part Allowed, a distribution will be made on account of the Allowed Portion of the General Unsecured Claim in accordance with the Plan. A Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution of Cash that would have been made to such holder under Section 4.4(b) of the Plan, if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon, on the next Subsequent Distribution Date that is at least ten Business Days following the date on which a Disputed General Unsecured Claim becomes an Allowed Claim. SEE Section IV.C.2.

         As a condition to receiving any distribution under the Plan, each holder of a Senior Note must surrender such Senior Note to Rhythms or its designee. Any holder of a Senior Note that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably

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satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date will be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

         All Tort Claims are Disputed Claims. SEE Section IV.F.

                  8. CLASS 5 - SENIOR NOTES SECURITIES LITIGATION CLAIMS

         Senior Notes Securities Litigation Claims consist of any Claim against any of the Debtors, whether or not subject to an existing lawsuit, arising from rescission of a purchase or sale of a Senior Notes security of the Debtors or of an affiliate of the Debtors, for damages arising from the purchase or sale of such a Senior Notes security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

         The holders of Allowed Senior Notes Securities Litigation Claims are not expected to receive any distribution on account of such Claims as a result of the statutory subordination of such Claims. Pursuant to the Plan, the holders of such Claims will receive a distribution only to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims other than Securities Litigation Claims, plus Postpetition Interest on such Allowed Claims (other than Securities Litigation Claims).

         If there is Available Cash after the satisfaction of all other Allowed Claims (other than Securities Litigation Claims), such Available Cash will be distributed to the holders of Allowed Senior Notes Securities Litigation Claims; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Securities Litigation Claims plus Postpetition Interest thereon.

                  9. CLASS 6A - PREFERRED STOCK EQUITY INTERESTS

         Preferred Stock Equity Interests consist of any holder of an equity security of Rhythms represented by the issued and outstanding shares of preferred stock of Rhythms whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities. The Preferred Stock Equity Interests include Rhythms' Series E Preferred Stock, aggregated stated value of $250 million and the Rhythms Series F Preferred Stock, aggregated stated value of $300 million, and any designation, option, warrant or right, contractual or otherwise, to acquire such interests.

         The holders of Allowed Preferred Stock Equity Interests are not expected to receive any distribution on account of such Preferred Stock Equity Interests. Pursuant to the Plan, the holders of such Preferred Stock Equity Interests will receive a distribution only to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the principal amount of the Allowed Claims plus Postpetition Interest thereon.

         If there is Available Cash after the satisfaction of all other Allowed Claims, such Available Cash will be distributed to the holders of Preferred Stock Equity Interests; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the liquidation preference of the Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference.

                  10. CLASS 6B - PREFERRED STOCK SECURITIES LITIGATION CLAIMS

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         Preferred Stock Securities Litigation Claims consist of Claims against any of the Debtors, whether or not subject to an existing lawsuit, arising from the rescission of a purchase or sale of an equity security of Rhythms represented by the issued and outstanding shares of preferred stock of Rhythms, whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities of the Debtors or of an affiliate of the Debtors, for damages arising from the purchase or sale of such security, including, without limitation the Series E Preferred Stock and the Series F Preferred Stock, or for reimbursement or contribution allowed under
Section 502 of the Bankruptcy Code on account of such Claim.

         The holders of Allowed Preferred Stock Securities Litigation Claims are not expected to receive any distribution on account of such Preferred Stock Securities Litigation Claims. Pursuant to the Plan, the holders of such Preferred Stock Securities Litigation Claims will receive a distribution only to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of the Allowed Claims, plus Postpetition Interest thereon, and the interests of holders of Allowed Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon.

                  11. CLASS 7A - COMMON STOCK EQUITY INTERESTS

         Common Stock Equity Interests consist of any holder of equity securities of Rhythms represented by the issued and outstanding shares of common stock of Rhythms, whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities.

         The holders of Allowed Common Stock Equity Interests are not expected to receive any distribution on account of such Common Stock Equity Interests. Pursuant to the Plan, the holders of such Common Stock Equity Interests will receive a distribution only to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the amount of Allowed Claims plus Postpetition Interest thereon, Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference and Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon.

         If there is Available Cash after the satisfaction of all other Allowed Claims, Preferred Stock Equity Interests and Preferred Stock Securities Litigation Claims, such Available Cash will be distributed pro-rata to the holders of Allowed Common Stock Equity Interests and Allowed Common Stock Securities Litigation Claims; PROVIDED, HOWEVER, that the aggregate distributions to holders of Allowed Common Stock Securities Litigation Claims pursuant to the Plan shall not exceed the amount of the Allowed Common Stock Securities Litigation Claims plus Postpetition Interest thereon, in which case the remaining Available Cash, if any, will be distributed to holders of Allowed Common Stock Equity Interests.

                  12. CLASS 7B - COMMON STOCK SECURITIES LITIGATION CLAIMS

         Common Stock Securities Litigation Claims consist of the Claims against any of the Debtors, whether or not subject to an existing lawsuit, arising from the rescission of a purchase or sale of an equity security of Rhythms represented by the issued and outstanding shares of common stock of Rhythms, whether or not transferable, including any existing options, warrants or rights, contractual or otherwise, to acquire such equity securities of the Debtors or an affiliate of the Debtors, for damages arising from the purchase or sale of such security or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such Claim.


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         The holders of Allowed Common Stock Securities Litigation Claims are
not expected to receive any distribution on account of such Common Stock Securities Litigation Claims. Pursuant to the Plan, the holders of such Common Stock Securities Litigation Claims will receive a distribution only to the extent the Available Cash exceeds the amount necessary to satisfy, in full, the principal amount of the Allowed Claims plus Postpetition Interest thereon, Preferred Stock Equity Interests plus accrued but unpaid dividends entitled to a liquidation preference and Preferred Stock Securities Litigation Claims plus Postpetition Interest thereon.

         If there is Available Cash after the satisfaction of all other Allowed Claims, Preferred Stock Equity Interests and Preferred Stock Securities Litigation Claims, such Available Cash will be distributed pro-rata to the holders of Allowed Common Stock Securities Litigation Claims and Allowed Common Stock Equity Interests; PROVIDED, HOWEVER, that the aggregate distributions received pursuant to the Plan shall not exceed the amount of the Allowed Common Stock Securities Litigation Claims plus Postpetition Interest thereon.

         B. METHOD OF DISTRIBUTIONS UNDER THE PLAN

         All distributions under the Plan will be made by the Disbursing Agent. Any payment of Cash made by the Disbursing Agent pursuant to the Plan will, at the option of the Disbursing Agent, be made by check drawn on a domestic bank or wire transfer. No payment of Cash less than twenty-five ($25) dollars will be made by the Disbursing Agent to any holder of a Claim or Equity Interest unless a request therefor is made in writing to the Disbursing Agent. Any undistributed amount will be held under this section over to the next Subsequent Distribution Date.

         Subject to Bankruptcy Rule 9010, all distributions under the Plan will be made to the holder of (i) each Allowed Claim except the holders of an Allowed Senior Notes Claim or Allowed Secured Senior Notes Claim or (ii) each Allowed Equity Interest at the address of such holder as listed on the Schedules or, with respect to Equity Interests, with the registrar or transfer agent for such Equity Interests, unless the Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules. All distributions to a holder of an Allowed Senior Notes Claim or an Allowed Secured Senior Notes Claim will be made by State Street Bank and Trust Company of California, N.A., the Indenture Trustee under the Senior Notes Indentures.

         As of the close of business on the Record Date, the claims register and equity register, as applicable, will be closed, and there will be no further changes in the record holder of any Claim. The Disbursing Agent and the Senior Notes Indenture Trustee will have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Disbursing Agent and the Senior Notes Indenture Trustee will instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Record Date.

         If any holder's distribution is returned as undeliverable, no further distributions to such holder will be made unless and until the Disbursing Agent is notified of such holder's then-current address, at which time all missed distributions will be made as soon as is practicable to such holder, without interest. Checks issued by the Disbursing Agent in respect of Allowed Claims or Equity Interests will be null and void if not negotiated within sixty (60) days after the date of issuance thereof. Requests for reissuance of any check will be made in accordance with the notice provisions of Section 12.13 of the Plan and to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest to whom such check originally was issued. All claims for undeliverable distributions or voided checks must be made on or before the

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earlier (i) of ninety (90) days after the date such undeliverable distribution was initially made, or (ii) thirty (30) days before the Final Distribution Date, except that checks issued on the Final Distribution Date will not be reissued. After the earlier of such dates, all such distributions will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and will, in the Debtors' discretion, be used first to satisfy the costs of administering and fully consummating the Plan and thereafter any remaining funds will become Available Cash for distribution in accordance with the Plan. The holder of any such Claim or Equity Interest will not be entitled to any other or further distribution under the Plan on account of such Claim or Equity Interest.

         C. TIMING OF DISTRIBUTIONS UNDER THE PLAN

                  1. DISTRIBUTIONS ON THE EFFECTIVE DATE

         Payments and distributions to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed Secured Senior Notes Claims, and Allowed General Unsecured Claims will be made on the Effective Date, or as soon thereafter as is practicable.

                  2. SUBSEQUENT DISTRIBUTIONS

         Unless otherwise provided in the Plan, to the extent that there is Available Cash subsequent to the Effective Date from, among other things, (i) the liquidation and conversion to Cash of the Debtors' assets, (ii) the prosecution and enforcement of causes of action (including avoidance actions arising under Chapter 5 of the Bankruptcy Code as provided for herein), (iii) funds no longer needed to be retained in respect of, Disputed Claims in accordance with Section 7.5 of the Plan, (iv) funds no longer needed to be retained in respect of Estimated Liquidation Expenses or (v) the return of undeliverable, time-barred or unclaimed distributions to holders of Allowed Claims or Equity Interests, the Disbursing Agent shall, on each Subsequent Distribution Date, and the Final Distribution Date, distribute to holders of Allowed Claims and Equity Interests the amount of the Available Cash so that after giving effect to the amounts required to be retained in respect of Disputed Claims in accordance with Section 7.4 of the Plan, holders of Allowed Claims and Equity Interests (if Equity Interests are entitled to a distribution pursuant to Article IV of the Plan) shall have received in respect of such Allowed Claims and Equity Interests the distribution that such holders would have received under the Plan in respect of such Allowed Claims and Equity Interests on the Effective Date if (x) such Available Cash had been available for distribution on the Effective Date, (y) such Allowed Claims and Equity Interests had been Allowed on the Effective Date in the amounts in which they are Allowed on the Subsequent Distribution Date or the Final Distribution Date, as the case may be, and (z) Claims, Equity Interests or portions thereof that have become disallowed subsequent to the Effective Date and on or before the Subsequent Distribution Date or the Final Distribution Date, as the case may be, had been disallowed on the Effective Date; PROVIDED, HOWEVER, that on a Subsequent Distribution Date, the Disbursing Agent shall not be obligated to make such a distribution to holders of Allowed Claims or Allowed Equity Interests if the amount of Available Cash then on hand is less than or equal to $500,000 and such undistributed amount may be held over to the next Subsequent Distribution Date; and PROVIDED FURTHER, HOWEVER, that in no event shall the foregoing impair the right of the Debtors to use excess funds to satisfy the costs of administering and fully consummating the Plan; and PROVIDED FURTHER, HOWEVER, on the Final Distribution Date, the Disbursing Agent shall not be obligated to make such a distribution to holders of Allowed Claims or Equity Interests if, in the discretion of the Disbursing Agent, there is insufficient Available Cash to make a cost-efficient distribution, taking into account the size of the distribution to be made and the number of recipients of such distribution, in which event such funds shall, in the Debtors' discretion, be donated to a reputable charitable organization.


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         D. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; BAR DATE FOR
REJECTION OF SUCH CONTRACTS AND LEASES

         The Bankruptcy Code grants the Debtors the power, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the counter party to the agreement may file a claim for damages incurred by reason of the rejection. In the case of rejection of leases of real property, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

         Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person will be deemed rejected as of the Confirmation Date by the Debtors, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, or (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date.

         Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan must be filed with the Bankruptcy Court no later than twenty (20) days after the Confirmation Date. All such Claims not filed within such time will be forever barred from assertion against the Debtors' estates.

         E. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

         Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

         Substantive consolidation of two or more debtors' estates generally results in (i) the deemed consolidation of the assets and liabilities of the debtors; (ii) the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of allowed claims from a common fund.

         It is well-established that section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation. 11 U.S.C.Section. 105(a). The United States Court of Appeals for the Second Circuit, the circuit in which the Chapter 11 Cases are pending, has articulated a test for evaluating a request for substantive consolidation. SEE UNITED SAV. BANK V. AUGIE/RESTIVO BAKING CO. (IN RE AUGIE/RESTIVO BAKING Co.), 860 F.2d 515 (2d Cir. 1988). The test, as formulated by the Second Circuit, considers "(i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit;... or (ii) whether the affairs of the debtor are so entangled that consolidation will benefit all creditors."

         In these Chapter 11 Cases, the above-described factors are satisfied. The applicable facts demonstrate a substantial identity and an extensive and inseparable interrelationship and entanglement between and among the Debtors. For example: (i) all of the Debtors' operations are funded by Rhythms; (ii) Rhythms collects the Debtors' accounts receivables; (iii) only Rhythms has employees; (iv) the Debtors file consolidated federal income tax returns and prepare financial statements, annual reports and


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other documents filed with the Securities and Exchange Commission on a consolidated basis; and (v) all financial information disseminated to the public, including to customers, suppliers, landlords, lenders and credit rating agencies, is prepared and presented on a consolidated basis. The applicable facts also demonstrate that no creditors will be harmed or prejudiced by virtue of the substantive consolidation of the Debtors. Based upon the foregoing, the substantive consolidation of the Debtors' estates, for Plan purposes (as set forth below), is warranted and appropriate.

         Accordingly, pursuant to the Plan, entry of the Confirmation Order will constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases for purposes relating to the Plan. On and after the Effective Date, (i) all assets and liabilities of the Debtors will be deemed merged so that all of the assets of the Debtors will be available to pay all of the liabilities as if it were one company; (ii) no distributions will be made under the Plan on account of intercompany claims among the Debtors, (iii) no distributions will be made under the Plan on account of Rhythms' interests in its subsidiaries; (iv) all guarantees of the Debtors of the obligations of any other Debtor will be eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors will be deemed filed against the consolidated Debtors, and will be deemed one Claim against, and obligation of, the consolidated Debtors.

         As set forth above, the substantive consolidation of the Chapter 11 Cases will be for Plan purposes only and will not effect the corporate structure and organization of the Debtors.

         F. PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

         Disputed Claims are those Claims, or portions thereof, for which the Debtors have interposed (or have determined to interpose) a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order. Any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed is a Disputed Claim. A Claim that is Disputed by the Debtors as to its amount only, shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

         All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of claim was timely filed in the Chapter 11 Cases will be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with the Section 7.1(b) of the Plan and applicable non-bankruptcy law that is no longer subject to appeal or other review will be deemed to be an Allowed Claim in Class 4 in such liquidated amount and satisfied in accordance with the Plan.

         All Securities Litigation Claims are Disputed Claims. Any Securities Litigation Claim as to which a proof of claim was timely filed in the Chapter 11 Cases will be determined and liquidated in the administration of the judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in any administrative or judicial tribunal of appropriate jurisdiction; PROVIDED, HOWEVER that such determination and liquidation will be made only if there is sufficient Available Cash so that a distribution would be made to that Class of Securities Litigation Claims. It is not anticipated that there will be any distribution to holders of any Securities Litigation Claims and therefore the Debtors do not believe these Claims, if any, will be determined or liquidated.


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



         If a portion of a General Unsecured Claim is in part Allowed and in part Disputed or otherwise not Allowed, a distribution will be made on account of the Allowed portion of the General Unsecured Claim in accordance with the Plan. Payments and distributions to each holder of a Claim that is Disputed or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, will be made in accordance with the provisions of the Plan governing such Claim. SEE Sections IV.B. and IV.C.

         On and after the Effective Date, the Debtors will have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors will file all objections to Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than 180 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         The Debtors may, at any time, request that the Bankruptcy Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code. In the event that the Bankruptcy Court estimates a Disputed Claim, the estimated amount may constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim.

         All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. On and after the Effective Date, Claims which have been estimated subsequently may be compromised, settled withdrawn or otherwise resolved as provided for in Section
7.2 of the Plan.

         On and after the Effective Date, the Debtors will retain an amount of Cash pending the allowance or disallowance of any Disputed Claims sufficient to pay to each holder of a Disputed Claim (i) the amount that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date or any Subsequent Distribution Date, or (ii) such lesser amount as the Bankruptcy Court may estimate pursuant to Section 502(c) of the Bankruptcy Code and Section 7.3 of the Plan.

         The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution of Cash that would have been made to such holder under Section 4.4 of the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date. If, on or after the Effective Date, any Disputed Claim, or portion thereof, becomes an Allowed Claim, the Disbursing Agent will, on the Subsequent Distribution Date that is at least ten (10) Business Days following the date on which the Disputed Claim becomes an Allowed Claim, distribute to the holder of such Allowed Claim the amount, without any post-Effective Date interest thereon, that such holder would have received pursuant to Article IV of the Plan on the Effective Date and each Subsequent Distribution Date had the Disputed Claim been an Allowed Claim on such dates, which amount shall not exceed the amount of cash retained on account of such Claim.

         To the extent that all or a portion of a Disputed Claim is disallowed, the holder of such Claim will not receive any distribution on account of the portion of such Claim that is disallowed and such amount will be retained by the Debtors for distribution in accordance with the Plan.


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


         Cash the Debtors determine is unnecessary to pay Estimated Liquidation Expenses or Disputed Claims will become Available Cash for distribution in accordance with the Plan.

         G. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

         The Plan will not become effective unless and until the following conditions will have been satisfied pursuant to Section 10.1 of the Plan:

o The Confirmation Order, will have been signed by the judge presiding over the Chapter 11 Cases

o No stay or injunction will be in effect at the time the other conditions set forth herein are satisfied or waived;

o All actions, documents and agreements necessary to implement the Plan will have been effected or executed; and

o Either (i) all real and personal property of the Debtors was liquidated into Cash or otherwise disposed of by the Debtors; or (ii) there is sufficient Available Cash to satisfy Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims which are Allowed Claims.

         The Debtors may waive the occurrence of any of the foregoing conditions precedent to effectiveness of the Plan.

         H. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THE PLAN; INJUNCTIONS

         On and after the Confirmation Date, and subject to the Effective Date, the Debtors may, without further approval of the Bankruptcy Court, use, sell, acquire, transfer, abandon or otherwise dispose of at a public or private sale any of the Debtors' remaining assets for the purpose of liquidating and converting such assets to Cash, making distributions and fully consummating the Plan.

         All injunctions and stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the dissolution of the Debtors. Accordingly, by reason of the continuation of the automatic stay, no person may transfer any stock of Rhythms, or any other interest in each Debtor that would be considered "stock" within the meaning of section 382 of the Internal Revenue Code of 1986, as amended, if such transfer would result in the imposition of limitations on the Debtors' ability to utilize any net operating loss carryforwards thereafter. All holders of Claims and Equity interests are urged to consult their tax advisor.

         On and after the Confirmation Date, all persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any claim, debt, right or cause of action of the Debtors and Debtors in Possession (i) for which the Debtors and Debtors in Possession retain sole and exclusive authority to pursue in accordance with the Plan or (ii) which has been released or extinguished pursuant to Section 9.4 of the Plan.

         I. CERTAIN CAUSES OF ACTION EXTINGUISHED

         CLAIMS AGAINST CERTAIN TRUSTS. Pursuant to Section 9.4(a) of the Plan, as of the Effective Date, any and all claims and causes of action accruing to the Debtors and Debtors-in-Possession (including,


                                     xxix

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without limitation, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code) relating to the establishment of (i) the Employee Retention Trust pursuant to that certain Agreement and Declaration of Trust, dated as of July 6, 2001, between Rhythms and The Bank of Cherry Creek, N.A., and (ii) the Employee Severance Trust pursuant to that certain Agreement and Declaration of Trust, dated as of July 6, 2001, between Rhythms and The Bank of Cherry Creek, N.A., as trustee, will be extinguished and released, whether or not then pending; PROVIDED, HOWEVER, that nothing contained herein will constitute an extinguishment, release or waiver of the Debtors' rights to the remainder or residual amounts in such trusts. The release contained in this Section will be construed to extend to the beneficiaries (and their successors, assigns or transferees) of the aforementioned trust, whether such beneficiaries are initial transferees, or immediate or mediate transferees of initial transferees. The Debtors do not believe that the prosecution of such actions would result in a benefit to their estates and do not believe such claims should be pursued.

         The Debtors believe that the beneficiaries of the trusts would be entitled to assert administrative claims against the Debtors, or claims against parties who would in turn be able to assert administrative claims against the Debtors, with respect to the funds in the trusts. Thus, if the Debtors were to pursue causes of action against the trusts or their beneficiaries, the Debtors believe that there would be no net recovery for their estates because any amounts recovered from the trusts and/or their beneficiaries would only increase the administrative claims against the estates. Accordingly, the Debtors believe that these causes of action are of no value and should be released.

         DERIVATIVE CLAIMS. Pursuant to Section 9.4(b) of the Plan, as of the Effective Date, any and all claims and causes of action accruing to the Debtors against their directors and officers who served on the Debtors' Board of Directors or were employed by the Debtors on and after July 23, 2001 will be extinguished and released, whether or not then pending. The Debtors do not believe that the prosecution of such actions would result in a benefit to their estates and do not believe such claims should be pursued.

         The Debtors believe that their directors and officers have acted in the best interests of the Debtors, their estates, and all parties in interest. The Debtors believe that none of their directors or officers has breached any fiduciary duties and that the pursuit of such claims would only increase indemnification claims against their estates. Accordingly, the Debtors intend to release these claims.

         J. SUMMARY OF OTHER PROVISIONS OF THE PLAN

         The following subsections summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

                  1. RETIREE BENEFITS

         The Debtors have not maintained and do not now maintain any retiree benefits plans. Nevertheless, pursuant to section 1114(a) of the Bankruptcy Code, payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Commencement Date, if any, will be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

                  2. MODIFICATION OF THE PLAN


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         The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of an Allowed Claim or Equity Interest that has accepted the Plan will be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

                  3. CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS

         Pursuant to the Plan, on the Effective Date, except for purposes of evidencing a right to distributions under the Plan and as provided for in
Section 6.5 of the Plan, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, will be cancelled: PROVIDED HOWEVER that the capital stock of the Debtors will not be cancelled prior to dissolution.

                  4. CANCELLATION OF SENIOR NOTES

         Pursuant to the Plan, as of the Effective Date, the Senior Notes will be cancelled and deemed null and void and of no further force and effect. The cancellation of the Senior Notes Indentures (i) will not impair the rights of holders of Senior Notes under the Plan; (ii) will not impair the rights of the Senior Notes Indenture Trustee under the Plan, including the lien and priority rights of the Senior Notes Indenture Trustee under the Senior Notes Indentures; and (iii) will not impair the Debtors' indemnification obligations under the Senior Notes Indenture.

                  5. REVOCATION OR WITHDRAWAL OF THE PLAN

         The Debtors may withdraw or revoke the Plan at any time prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, or if the Confirmation Date does not occur, then the Plan will be deemed null and void. In such event, nothing contained herein will be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

                  6. DISSOLUTION OF COMMITTEE

         On the Effective Date, the Committee will be dissolved and the members thereof will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of its attorneys, accountants, and other agents, will terminate. The Committee will continue to exist after such date solely with respect to (i) all applications filed pursuant to Sections 330 and 331 of the Bankruptcy Code seeking payment of fees and expenses incurred by any professional, (ii) any post-confirmation modifications to, or motions or other actions seeking the enforcement or implementation of the provisions of the Plan or the Confirmation Order, and
(iii) any matters pending as of the Effective Date in the Chapter 11 Cases until such matters are finally resolved.

                  7. CLAIMS PRESERVED


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         Except as provided in Section 9.4 of the Plan (SEE Section IV.I), on and after the Effective Date, any and all claims or causes of action accruing to the Debtors and Debtors-in-Possession (including, without limitations, rights, claims, causes of action, avoiding powers, suits and proceedings arising under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, will be preserved and retained by the Debtors and Debtors-in-Possession. The Debtors and the Debtors-in-Possession will have the exclusive right to enforce any such causes of action. The Debtors may pursue, abandon, settle or release any or all such rights of action as it deems appropriate, without the need to obtain approval or any other or further relief from the Bankruptcy Court. The Debtors may, in their sole discretion, offset any such claim held against a person against any payment due such person under the Plan. Any claims of the Debtors arising before the Commencement Date will first be offset against Claims against the Debtors arising before the Commencement Date.

                  8. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS

         Pursuant to the Plan, upon entry of the Confirmation Order, each of the Debtors is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such other actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  9. CORPORATE ACTION

         Pursuant to the Plan (and except as otherwise provided therein), on the Effective Date, all matters provided for under the Plan, or that are contemplated by the Plan (including the liquidation of the remaining assets of the Debtors and their estates) that would otherwise require approval of the stockholders or directors will be deemed to have occurred without having to have obtained such approval and will be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated, without any requirement of further action by the stockholders or further action by the directors of the Debtors.

                  10. EXCULPATION

         Pursuant to the Plan, in addition to the provisions of Article IX of the Plan, neither the Debtors, the Disbursing Agent, nor the Committee, the Senior Notes Indenture Trustee, nor any of their respective members, officers, directors, employees, attorneys, advisors or agents who were members, officers, directors, employees, attorneys, advisors or agents, as the case may be, during the Chapter 11 Cases will have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, transactions or relationships with the Debtors (either prior to or after the Commencement
Date), the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Disbursing Agent, the Committee and each of their respective members, officers, directors, employees, advisors and agents will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  11. SETOFFS

         The Debtors may, in accordance with the provisions of the Plan, set off against or recoup from any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any


                                     xxxii
nature that the Debtors may hold against the holder of such Allowed Claim, including, without limitation, any rights of the Debtors under Section 502(d) of the Bankruptcy Code; PROVIDED, HOWEVER, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors or the Debtors-in-Possession of any such claims, rights and causes of action that the Debtors or the Debtors-in-Possession may possess against such holder; and PROVIDED FURTHER, HOWEVER, that any claims of the Debtors arising before the Commencement Date will first be setoff against Claims against the Debtors arising before the Commencement Date.

                  12. FEES AND EXPENSES OF THE SENIOR NOTES INDENTURE TRUSTEE

                  Pursuant to the Plan, the fair and reasonable expenses of the Senior Notes Indenture Trustee and its professionals under the Senior Notes Indentures will be paid by the Debtors pursuant to the Confirmation Order on the Effective Date in a manner consistent with the provisions of the Senior Notes Indentures without the need for the Senior Notes Indenture Trustee to file an application for allowance. Upon payment of the fees and expenses of the Senior Notes Indenture Trustee and its professionals, the Senior Notes Indenture Trustee will be deemed to have released its liens securing payment of its fees and expenses for all fees and expenses through the Effective Date.

                  13. POST-CONFIRMATION DATE FEES AND EXPENSES

         From and after the Confirmation Date, the Debtors will, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter employed by the Debtors, or the Committee incurred in connection with the implementation and consummation of the Plan, the reconciliation of Claims, and the prosecution of avoidance actions, or any other matters as to which such professionals are employed. The fees and expenses of such professionals will be paid by the Debtors within five (5) Business Days after submission to the Debtors and the Committee of an invoice therefor.

         The Disbursing Agent will pay the claims of the United States Trustee against the Debtors' estates to the extent payable under Section 1930 of chapter 123 of title 11 of the United States Code.

V. CONFIRMATION AND CONSUMMATION PROCEDURE

         Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

         A. SOLICITATION OF VOTES

         In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 3 and 4 are impaired and will receive distributions under the Plan. The holders of Allowed Claims in these Classes and the holders of Claims that have been temporarily allowed for voting purposes only under Bankruptcy Rule 3018(a) are entitled to vote to accept or reject the Plan. Claims in Classes 1 and 2 are unimpaired. The holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to such Classes is not required under section 1126(f) of the Bankruptcy Code. Claims and/or Equity Interests in Classes 5, 6A, 6B, 7A and 7B are not expected to receive a distribution under the Plan, and are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

         As to the classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of one such class that have timely voted to accept or reject a plan.


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



         A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Schedules filed with the Bankruptcy Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before the Bar Date (November 26, 2001) or any proof of claim properly filed within any other applicable period of limitations or with leave of the Bankruptcy Court, which Claim is not the subject of an objection or request for estimation, is entitled to vote on the Plan.

         B. THE CONFIRMATION HEARING

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for February 26, 2002, commencing at 10:00 a.m. Eastern Time, before the Honorable Burton R. Lifland, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before February 21, 2002 at 4:00 p.m. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of common stock of Rhythms held by the objector. Objections must be timely served upon the following parties:

         Rhythms NetConnections Inc.                         Weil, Gotshal & Manges LLP
         9100 East Mineral Drive                             Attorneys for the Debtors and
         Englewood, Colorado 80112                           Debtors-in-Possession
         Attn: Brian P. Farley, Esq.                         767 Fifth Avenue
                                                             New York, New York  10153
                                                             Attn:  Paul M. Basta, Esq.

         Brownstein Hyatt & Farber, P.C.                     Milbank, Tweed, Hadley & McCloy, LLP
         Attorneys for the Debtors and                       Attorney for the Committee
         Debtors-in-Possession                               1 Chase Manhattan Plaza
         410 17th Street, 22nd Floor                         New York, New York 10005-1413
         Denver, Colorado 80202                              Attn:  Dennis F. Dunne, Esq.
         Attn:  John L. Ruppert, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

         C. CONFIRMATION

         At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the Plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.


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


                  1. ACCEPTANCE

         Classes 3 and 4 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1 and 2 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan. Classes 5, 6A, 6B, 7A and 7B are deemed to have rejected the Plan.

                  2. UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS

         The Debtors will seek to confirm the Plan notwithstanding the deemed rejection of the Plan by Classes 5, 6A, 6B, 7A and 7B. To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

o SECURED CREDITORS. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.

o UNSECURED CREDITORS. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

o EQUITY INTERESTS. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

         A plan does not "discriminate unfairly" with respect to a nonaccepting class if the value of the cash and/or securities to be distributed to the nonaccepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the nonaccepting class.

         The Debtors believe that these requirements are met and that the Plan may be confirmed on a nonconsensual basis (provided that at least one impaired class of claims votes to accept the Plan). According, the Debtors will demonstrate at the Confirmation Hearing that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code as to any non-accepting Class.


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


                  3. FEASIBILITY

         Section 1129(a)(11) of the Bankruptcy Code provides that a chapter 11 plan may be confirmed only if the Bankruptcy Court finds that such plan is feasible. A feasible plan is one which will not lead to a need for further reorganization or liquidation of the debtor, unless such reorganization or liquidation is proposed in the plan. Since the Plan provides for the liquidation of the Debtors, the Bankruptcy Court will find that the Plan is feasible if it determines that the Debtors will be able to satisfy the conditions precedent to the Effective Date and otherwise have sufficient funds to meet its post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the Chapter 11 Cases. The Debtors believe that the Plan satisfies the financial feasibility requirement imposed by the Bankruptcy Code.

                  4. BEST INTERESTS TEST

         With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

         The starting point in determining whether the Plan meets the "best interests" test is a determination of the amount of proceeds that would be generated from the liquidation of the Debtors' remaining assets in the context of a chapter 7 liquidation. Such value must then be reduced by the costs of such liquidation, including costs incurred during the Chapter 11 Cases and allowed under chapter 7 of the Bankruptcy Code (such as professionals' fees and expenses), a trustee's fees, and the fees and expenses of professionals retained by a trustee. The potential chapter 7 liquidation distribution in respect of each Class must be further reduced by costs imposed by the delay caused by conversion to chapter 7. In addition, inefficiencies in the claims resolution process in a chapter 7 would negatively impact the recoveries of creditors. The net present value of a hypothetical chapter 7 liquidation distribution in respect of an impaired Class is then compared to the recovery in respect of such Class provided for in the Plan. A liquidation analysis is annexed hereto as Exhibit B.

         For the reasons set forth above, the Debtors submit that each impaired Class will receive under the Plan a recovery at least equal in value to the recovery such Class would receive pursuant to a liquidation of each Debtor under chapter 7 of the Bankruptcy Code.

         D. CONSUMMATION

         The Plan will be consummated on the Effective Date. The Effective Date of the Plan will occur on the first Business Day on which the conditions precedent to the effectiveness of the Plan, as set forth in Section 10.1 of the Plan, have been satisfied or waived by the Debtors pursuant to Section 10.2 of the Plan. For a more detailed discussion of the conditions precedent to the Plan and the consequences of the failure to meet such conditions, SEE Section IV.G. of the Disclosure Statement.


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



VI. EXISTENCE, DISSOLUTION, AND MANAGEMENT OF THE DEBTORS

         From and after the Effective Date, the Debtors will continue in existence for the purpose of (i) winding-down their affairs, (ii) liquidating, by conversion to Cash or other methods, of any remaining assets of their bankruptcy estates, as expeditiously as reasonably possible, (iii) enforcing and prosecuting claims, interests, rights and privileges of the Debtors and their bankruptcy estates, including, without limitation, the prosecution of avoidance actions, (iv) resolving Disputed Claims, (v) administering the Plan and taking such actions as are necessary to effectuate the Plan, and (vi) filing appropriate tax returns.

         From and after the Effective Date the then current director (Brian P. Farley) shall remain as the director of Rhythms (and all bylaws, articles or certificates of incorporation, and related corporate documents are deemed amended by the Plan to permit his continued service) and such directors and the then current officers (Brian P. Farley, President and Chief Executive Officer, Jeffrey Eikelberner, Executive Vice President, Chief Financial Officer, and Assistant Secretary, and Susan Richart, Executive Vice President, Chief Operating Officer, and Secretary) of Rhythms shall serve in such capacity through the earlier of the date Rhythms is dissolved in accordance with Section 6.2(d) of the Plan and the date such director or officer resigns, is terminated or otherwise unable to serve; PROVIDED, HOWEVER, that, in the event that any director or officer of Rhythms resigns, is terminated or unable to serve as a director or officer, then Rhythms and the Committee shall have the right to select a successor who shall be appointed a director or officer of Rhythms, and shall serve in such capacity until Rhythms is dissolved in accordance with
Section 6.2(d) of the Plan or until such director resigns, or is replaced or is terminated. After the Effective Date, any officer or director of Rhythms may be terminated "for cause" (including fraud, negligence or misconduct) by Rhythms.

         From and after the Effective Date, the then current director and officers of each of the Debtor-subsidiaries (Brian P. Farley, President and Chief Executive Officer, Jeffrey Eikelberner, Executive Vice President, Chief Financial Officer, and Assistant Secretary, and Susan Richart, Executive Vice President, Chief Operating Officer, and Secretary) shall continue to serve in their respective capacities in accordance with the current articles of incorporation.

         Upon the distribution of all assets of the Debtors and Debtors-in-Possession pursuant to the Plan and the filing by or on behalf of the Debtors of a certification to that effect with the Bankruptcy Court, the Debtors will be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of each of the Debtors or payments to be made in connection therewith; PROVIDED, HOWEVER, that Rhythms should not be dissolved prior to any of the Debtor-subsidiaries being dissolved, and that the Debtors will file with the Office of the Secretary of State for their respective states of incorporation a certificate of dissolution which may be executed by an officer of the Debtors without the need for approval from the Board of Directors or Shareholders. From and after the Effective Date, the Debtors will not be required to file any document, or take any other action, to withdraw their business operations from any states in which the Debtors previously conducted their business operations.

         The Debtors may establish one or more interest-bearing accounts as they determine may be necessary or appropriate to effectuate the provisions of the Plan, and may invest all or a portion of the Cash, as permitted by section 345 of the Bankruptcy Code or otherwise authorized (previously or subsequently) by the Bankruptcy Court.


                                     xxvii

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to holders of certain Claims and to the Debtors, based upon the Internal Revenue Code of 1986, as amended (the "Tax Code"), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. This summary does not address the federal income tax consequences of the Plan to holders of Claims that are unimpaired, satisfied in full or deemed rejected or Equity Interests.

         The following discussion generally assumes that the Plan will be treated as a plan of liquidation of the Debtors for federal income tax purposes and that all distributions to holders of Claims and Equity Interests will be taxed accordingly.

         The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel concerning same. In addition, this summary does not discuss all aspects of federal income taxation that may be relevant to a particular creditor in light of its individual investment circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, broker-dealers, bank mutual funds, financial institutions, pass-through entities, life insurance companies, tax-exempt organizations, and foreign taxpayers). There also may be state, local, or other tax considerations applicable to each holder.

         ACCORDINGLY, EACH CLAIM HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE CONSEQUENCES OF THE PLAN TO IT UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

         A. CONSEQUENCES TO HOLDERS OF ALLOWED SECURED SENIOR NOTES AND GENERAL UNSECURED CLAIMS

         Pursuant to the Plan, holders of Allowed Secured Senior Notes and Allowed General Unsecured Claims may receive one or more Cash distributions in satisfaction of their Claims (depending upon, among other things, timing of the liquidation of the Debtors' assets and the resolution of Disputed Claims).

                  1. GAIN OR LOSS

         In general, each holder of an Allowed Secured Senior Notes or an Allowed General Unsecured Claim will recognize gain or loss in an amount equal to the difference between (i) the amount of cash received by such holder in satisfaction of its Claim (other than any Claim representing accrued but unpaid interest, and any amount required to be treated as imputed interest in respect of distributions made after the Effective Date) and (ii) such holder's adjusted tax basis in such Claim (other than any Claim representing accrued but unpaid interest). For a discussion of the treatment of any Claim for accrued but unpaid interest, SEE "Distribution in Discharge of Accrued but Unpaid Interest" below.

         Holders of Allowed Secured Senior Notes and Allowed General Unsecured Claims may receive additional distributions as Disputed Claims are resolved. As such, any loss, and a portion of any gain, realized by such holders in respect of their Claims may be deferred until the final distribution is made in respect of such Claims.


                                     xxxviii

         Where gain or loss is recognized by a holder in respect of its Allowed Claim, the character of such gain or loss (I.E., long-term or short-term capital, or ordinary) will be determined by a number of factors, including the tax status of the holder, whether the Claim in respect of which any property was received constituted a capital asset in the hands of the holder and how long it has been held, whether such Claim was originally issued at a discount or acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction in respect of such Claim. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder had not made an election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a DE MINIMIS rule) would generally be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

                  2. DISTRIBUTIONS IN DISCHARGE OF ACCRUED BUT UNPAID INTEREST

         Pursuant to the Plan, all distributions in respect of an Allowed Claim will be allocated first to the original principal amount of such Claim as determined for federal income tax purposes to the extent thereof and thereafter to the remaining portion of such Claim. However, there is no assurance that such allocation will be respected by the IRS for federal income tax purposes. In general, to the extent that any amount received by a holder of a debt is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each holder of a Claim is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

                  3. INFORMATION REPORTING AND WITHHOLDING

         All payments to creditors are subject to any applicable withholding (including employment tax withholding). Under the Tax Code, interest, dividends and other "reportable payments" may, under certain circumstances, be subject to "backup withholding" of up to a 30.5% rate. Backup withholding generally applies if the holder (a) fails to furnish his social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

         B. CONSEQUENCES TO THE DEBTORS

         Although the Debtors may recognize income in connection with the liquidation or distribution of its remaining assets, the Debtors believe that it will have sufficient available net operating loss carry-forwards and/or current year losses to offset such income (subject to a possible federal alternative minimum tax). However, there is no assurance that the IRS would not take a contrary position. In particular, given the lack of authoritative guidance as to the survival and utilization of net operating loss carry-forwards in the context of a liquidating chapter 11 plan, there is a risk that the Debtors' net operating loss carry-forwards and any losses incurred through the end of the taxable year in which the Plan is confirmed would not be available to offset any income recognized by the Debtors in future taxable


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years. SEE ALSO Section IV.H. hereof entitled "The Plan of Reorganization -
Implementation and Effect of Confirmation of the Plan; Injunctions."

VIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         If the Plan is not confirmed and consummated, the Debtors' alternatives include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of liquidation.

         A. LIQUIDATION UNDER CHAPTER 7

         If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under section 1129(a) and (b) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which case a trustee(s) would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. If a trustee(s) is appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding General Unsecured Claims may receive distributions of a lesser value on account of their Allowed Claims and would have to wait a longer period of time to receive such distributions than they would under the Plan.

         B. ALTERNATIVE CHAPTER 11 PLAN

         If the Plan is not confirmed, the Debtors, or any other party in interest, may attempt to formulate an alternative chapter 11 plan which might provide for the liquidation of the Debtors' remaining assets other than as provided by the Plan. However, since substantially all of the Debtors' assets have already been liquidated and converted to Cash and the Plan provides for the distribution of the sale proceeds in accordance with the statutory priorities established by the Bankruptcy Code, the Debtors believe that any alternative chapter 11 plan will necessarily be substantially similar to the Plan. Any attempt to formulate an alternative chapter 11 plan would unnecessarily delay creditors' receipt of distributions yet to be made and, due to the incurrence of additional administrative expenses during such period of delay, may provide for smaller distributions to holders of General Unsecured Claims and Secured Senior Notes Claims than are currently provided for in the Plan. Accordingly, the Debtors believe that the Plan will enable all creditors to realize the greatest possible recovery on their respective Claims with the least delay.

         C. CERTAIN RISK FACTORS

         In the event that the Plan is not confirmed or the Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, the Debtors believe that such inaction or action, as the case may be, will cause the Debtors to incur substantial expenses and otherwise serve only to prolong unnecessarily the administration of the Debtors' assets and negatively affect creditors' recoveries on their Claims.

IX. CONCLUSION AND RECOMMENDATION

         The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtors urge holders of impaired Claims entitled to vote on the Plan to accept the Plan and to


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evidence such acceptance by returning their Ballots so that they will be received no later than 4:00 p.m., Eastern Time, on February 18, 2002.

Dated:  New York, New York
        January 7, 2002


                               RHYTHMS NETCONNECTIONS INC.,
                                        a Delaware corporation
                               (for itself and on behalf of each of the Debtors)

                               By:  /S/ BRIAN P. FARLEY
                                    --------------------------------------------
                               Name:    Brian P. Farley, Esq.
                               Title:   Chief Executive Officer & President



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